UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2018 (April 2, 2018)

OWL ROCK CAPITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01190	47-5402460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 41st Floor New York, NY		10167
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 – Entry into a Material Definitive Agreement

On March 29, 2018, Owl Rock Capital Corporation (the “Company”), a Maryland corporation, entered into the First Omnibus Amendment to Senior Secured Revolving Credit Agreement and Guarantee and Security Agreement (the “Amendment” and the facility as amended, the “Revolving Credit Facility”), which amended (i) that certain Senior Secured Revolving Credit Agreement, dated February 1, 2017, as amended by that certain First Amendment to Senior Secured Revolving Credit Agreement, dated as of July 17, 2017 and (ii) that certain Guarantee and Security Agreement, dated as of February 1, 2017.  Among other changes, the Amendment (a) increased the aggregate commitments under the Revolving Credit Facility from $400 million to $590 million; (b) increased the accordion feature, which allows the Company, under certain circumstance, to increase the size of the Revolving Credit Facility from $750,000,000 to $1,250,000,000 (c) decreased the applicable margin with respect to (i) any loan bearing interest at a rate determined by reference to the Alternate Base Rate from 1.25% to 1.00% and (ii) any loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate from 2.25% to 2.00%; and (d) (i) extended the stated maturity date from February 1, 2021 to March 29, 2023 and (ii) extended the commitment termination date from January 31, 2020 to March 29, 2022.

The foregoing description is only a summary of certain of the provisions of the Amendment and is qualified in its entirety by the underlying agreement, which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Owl Rock Capital Corporation

April 2, 2018	By:	/s/ Alan Kirshenbaum
Name: Alan Kirshenbaum
Title: Chief Operating Officer and Chief Financial Officer